UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 12, 2025

MIDDLESEX WATER COMPANY

(Exact Name of Registrant as Specified in Charter)

New Jersey	0-422	22-1114430
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

485C Route 1 South, Suite 400, Iselin, New Jersey 08830

(Address of Principal Executive Offices, and Zip Code)

732-634-1500

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	MSEX	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 12, 2025, Middlesex Water Company (“Middlesex”) entered into an ATM Equity OfferingSM Sales Agreement (the “Equity Sales Agreement”) with BofA Securities, Inc., Robert W. Baird & Co. Incorporated, and Janney Montgomery Scott LLC, as sales agents and/or principal (each, a “Sales Agent” and collectively, the “Sales Agents”), to sell shares of Middlesex common stock, no par value (the “Common Stock”), from time to time at the then prevailing market prices in an amount not to exceed $110,000,000, (the “Shares”), through “at-the-market” offerings (the “Offering”). Middlesex intends to use the net proceeds from the sale of any Shares to fund our capital expenditures, to purchase and maintain plant equipment, as well as other general corporate purposes.

Upon instruction by Middlesex to a Sales Agent, and subject to the terms and conditions of the Equity Sales Agreement, such Sales Agent will use commercially reasonable efforts consistent with their normal trading and sales practices, applicable state and federal laws, rules and regulations, and the rules of the Nasdaq Global Select Market to sell Shares based upon Middlesex’s instructions for the sales, including any price, time or size limits specified by Middlesex. Under the Equity Sales Agreement, the Sales Agents may sell the Shares by means of ordinary brokers’ transactions on Nasdaq or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Sales Agents’ obligations to sell the Shares under the Equity Sales Agreement are subject to satisfaction of certain conditions, including customary closing conditions.

The Equity Sales Agreement provides that the Sales Agents will be entitled to compensation for their services in the form of a commission of up to 2.0% of the aggregate gross proceeds from each sale of the Shares, and Middlesex has agreed to reimburse the Sales Agents for certain specified expenses, subject to such limitations set forth in the Equity Sales Agreement. Middlesex is not obligated to sell any Shares under the Equity Sales Agreement. The Equity Sales Agreement may be terminated by Middlesex at any time by giving advance written notice to the Sales Agents for any reason or by each Sales Agent at any time, with respect to such Sales Agent only, by giving advance written notice to Middlesex for any reason or immediately under certain circumstances, including but not limited to the occurrence of a material adverse change with respect to Middlesex.

Any sales and issuances of Shares under the Equity Sales Agreement will be made pursuant to Middlesex’s effective shelf registration statement on Form S-3 (File No. 333-287177) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on May 12, 2025. On the date hereof, Middlesex filed a prospectus supplement with the SEC in connection with the offer and sale of Shares pursuant to the Equity Sales Agreement.

The foregoing description of the Equity Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities under the Equity Sales Agreement, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 8.01 Other Events.

In connection with the Offering, the legal opinion as to the legality of the Shares is being filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein and into the Registration Statement by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
No.	Description of Document
1.1	ATM Equity Offering Sales Agreement, dated May 12, 2025, by and among Middlesex Water Company and BofA Securities, Inc., Robert W. Baird & Co. Incorporated, and Janney Montgomery Scott LLC
5.1	Opinion of Saul Ewing LLP
23.1	Consent of Saul Ewing LLP (included in Exhibit 5.1)
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDDLESEX WATER COMPANY

By:	/s/ Mohammed G. Zerhouni
Senior Vice President, Chief Financial Officer, and Treasurer

Date: May 12, 2025